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                                                                  Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders
Sel-Leb Marketing, Inc.

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-19625) of our report, dated March 25, 1999, on the consolidated financial statements of Sel-Leb Marketing, Inc. and its subsidiary as of December 31, 1998 and for the years ended December 31, 1998 and 1997 which appear elsewhere in this Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998.



                                     J. H. COHN LLP

Roseland, New Jersey
March 25, 1999